NETWORK  SIX  REPORTS  INCREASED  REVENUES
AND  EARNINGS  FOR  ITS  FIRST  QUARTER



                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                     James J. Ferry, Vice President of Finance &
                                               Administration, CFO and Treasurer
                                                                  April 26, 2001


Warwick, RI: Network Six, Inc. (NASDAQ: NWSS) reported contract revenue earned for the quarter ending March 31, 2001 of $2,946,953, up 3%, or $90,915 from $2,856,038 for the same period a year ago. Net income for the period was $216,969, or $0.16 per share, up 8%, or $16,585, from the same period a year ago when it reported net income of $200,384 or $0.15 per share.

Kenneth C. Kirsch, President and CEO commented, "We are pleased with the increases in revenues and net income for the quarter. More importantly, we have made significant progress re-focusing the Company back to its core business of providing high quality information technology services ("IT") to state governments and remain cautiously optimistic about several future opportunities. Despite weakness in the overall economy, states are continuing to spend money improving their information systems."

James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer added, "We ended the quarter with $3.5 million in cash and short-term investments on hand which gives us the flexibility to pursue new opportunities in the state government IT services market. We have continued to accrue our preferred dividend payable, which is now at $1.6 million."

********************************************************************************

Network Six is a full service provider of information technology services and solutions to government and industry that enables its customers to operate more efficiently and effectively. Network Six's services include applications development and implementation, e-commerce planning and technology consulting. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.
                         -------------------------

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. They are necessarily speculative statements, and unforeseen factors and unpredictable variables, such as competitive pressures, litigation, and regulatory changes and state funding changes, could cause results to differ materially from any that may be expected. Please refer to the company's 10K for December 31, 2000 or 10Q's for March 31, 2000, June 30, 2000 or September 30, 2000 for more discussion and information.

The  following  is a recap of Network Six's balance sheet and operating results:


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
                                NETWORK SIX, INC.
                             CONDENSED BALANCE SHEETS



                                                 Mar. 31, 2001     Dec. 31, 2000
ASSETS                                            (unaudited)
Current assets:
                                                ----------------  ---------------
 Cash                                           $     2,215,173   $    1,650,959
 Short term investments                               1,237,387        1,803,387
 Contract receivables, less allowance for
   doubtful accounts of $49,000 at March 31,
   2001 and December 31, 2000                         1,408,075        1,094,142
 Costs and estimated earnings in excess of
   billings on contracts                                791,721          843,021
 Deferred taxes                                         128,014          268,177
 Other current assets                                   126,619           46,127
                                                ----------------  ---------------
     Total current assets                             5,906,989        5,705,813
                                                ----------------  ---------------


Property and equipment
  Computers and equipment                               636,474          639,258
  Furniture and fixtures                                162,606          162,606
  Leasehold improvements                                 20,191           20,190
                                                ----------------  ---------------
                                                        819,271          822,054
Less: accum. depreciation and amortization              673,624          659,097
                                                ----------------  ---------------
       Net property and equipment                       145,647          162,957

Deferred taxes                                           59,555           79,701
Other assets                                             35,161           47,007
                                                ----------------  ---------------
   Total Assets                                 $     6,147,352   $    5,995,478
                                                ================  ===============


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                                                 Mar. 31, 2001     Dec. 31, 2000
                                                  (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
                                                ----------------  ---------------
Current liabilities:
  Current portion of long-term debt:
    Vendors                                     $       100,000   $      100,000
    Others                                              355,311          354,018
  Accounts payable                                       85,407           31,023
  Accrued salaries and benefits                         267,831          389,158
  Other accrued expenses                                134,047           93,021
  Billings in excess of costs and
     estimated earnings on contracts                          -           19,048
  Preferred stock dividends payable                   1,562,996        1,473,612
                                                ----------------  ---------------
    Total current liabilities                         2,505,592        2,459,880
                                                ----------------  ---------------

Long-term debt, less current portion:
    Vendors                                             442,239          442,239
    Others                                              389,795          416,618
                                                ----------------  ---------------
     Total Liabilities                                3,337,626        3,318,737
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at March 31, 2001 and December 31,
    2000; liquidation of $3.50 per share
    plus unpaid and accumulated dividends             2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 825,684 shares
    at March 31, 2001 and 825,684 at
    December 31, 2000                                    82,568           82,568
Additional paid-in capital                            1,941,318        1,947,767
Treasury stock recorded at cost 8,693 shares
    at March 31, 2001 and 11,843 shares at
    December 31, 2000                                   (32,511)         (44,360)
Retained earnings (accumulated deficit)              (1,417,323)      (1,544,908)
                                                ----------------  ---------------
     Total stockholders' equity                       2,809,726        2,676,741
                                                ----------------  ---------------
     Total Liabilities & Stockholders' Equity   $     6,147,352   $    5,995,478
                                                ================  ===============


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
                                NETWORK SIX, INC.
                          CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                  THREE MONTHS     THREE MONTHS
                                                  ENDED 3/31/01    ENDED 3/31/00
                                                 ---------------  ---------------

Contract revenue earned                          $    2,946,953   $    2,856,038
Cost of revenue earned                                1,892,908        1,783,529
                                                 ---------------  ---------------
     Gross profit                                     1,054,045        1,072,509

Selling, general & administrative expenses              708,566          730,822
                                                 ---------------  ---------------
     Income from operations                             345,479          341,687
                                                 ---------------  ---------------

Other deductions (income)
     Interest expense                                    26,231           37,386
     Interest earned                                    (48,546)         (35,334)
                                                 ---------------  ---------------
          Income before income taxes                    367,794          339,635

Income taxes                                            150,825          139,251
                                                 ---------------  ---------------
Net income                                       $      216,969   $      200,384
                                                 ===============  ===============
Net income per share:
Basic                                            $         0.16   $         0.15
                                                 ===============  ===============
Diluted                                          $         0.16   $         0.15
                                                 ===============  ===============
Shares used in computing net income per share:
Basic                                                   814,891          795,725
                                                 ===============  ===============
Diluted                                                 814,891          795,725
                                                 ===============  ===============
Preferred dividends                              $       89,384   $       84,144
                                                 ===============  ===============


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